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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Amendment No. 2 to Form S-3 of our report dated February 20, 1996, except for Note 14 as to which the date is May 20, 1996, on our audit of the consolidated financial statements of WellPoint Health Networks Inc. We also consent to the incorporation by reference of our report dated February 20, 1996 on our audit of the financial statements of Blue Cross of California Commercial Operations and our report dated February 23, 1996, except for Note 12 as to which the date is March 1, 1996, on our audit of the Post-Reorganization combined financial statements of the Life & Health Benefits Management Division of Massachusetts Mutual Life Insurance Company and Subsidiaries. We also consent to the reference to our Firm under the caption "Experts."


                                          COOPERS & LYBRAND L.L.P.

Los Angeles, California

November 18, 1996